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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 33-58596, 333-15635 and 33-60315) and on Forms S-8 (33-57946 and 33-59077) of our report dated March 13, 1998 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, which report is included in this Form 8-K dated August 13, 1998.


/s/ PricewaterhouseCoopers

San Diego, California
August 13, 1998